Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-251968, 333-249474 and 333-236271) and  the Registration Statements on Form S-3 (File No. 333-248653, 333-237275, 333-229259, 333-228201 and 333-224458)  of DarioHealth Corp. (“the Company”), of our report dated March 8, 2021 with respect to the consolidated financial statements of the Company and its subsidiary included in this Annual Report on Form 10-K for the year ended December 31, 2020.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
March 8, 2021	A Member of Ernst & Young Global